EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
THIRD-QUARTER 2012 FINANCIAL RESULTS

Company Completes Majority of Planned Restructuring Activities and Delivers Solid Performance During Third Quarter; Company On Track to Achieve Continuing Performance Improvement in the Fourth Quarter and 2013

BOSTON, October 25, 2012 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced third quarter financial results for the quarter ended September 29, 2012.

Revenue for the third quarter of fiscal 2012 was $65.9 million, compared with $71.0 million for the third quarter of fiscal 2011. Non-GAAP revenue for the third quarter of fiscal 2012 was $64.7 million, compared with $69.4 million for the third quarter of fiscal 2011.

Net loss for the third quarter of fiscal 2012 was $0.7 million, or $0.07 per share. This compares with net income for the third quarter of fiscal 2011 of $3.7 million, or $0.34 per diluted share. Results for the third quarter of fiscal 2012 include a pre-tax restructuring charge of $4.4 million.  Non-GAAP net income for the third quarter of fiscal 2012 was $2.8 million, or $0.27 per diluted share, compared with $3.3 million, or $0.31 per diluted share, for the third quarter of fiscal 2011.

A complete reconciliation between revenue, net income/loss and net income/loss per diluted share, on a GAAP and non-GAAP basis, for the third quarters and nine month year-to-date periods of fiscal 2012 and fiscal 2011 are provided in the financial tables at the end of this release.

Management Comments

“As previously announced, during the third quarter we eliminated two underperforming businesses and restructured select practices,” said Paul Maleh, CRA’s President and Chief Executive Officer. “These comprehensive actions should intensify the focus of our portfolio, increase the cohesiveness of our services, significantly enhance our margins, lessen the drag on our overall tax rate, and improve profitability. Our third-quarter results reflect some of the benefits associated with the restructuring actions and a solid performance by a number of our practices.”

“During the quarter, our Litigation business delivered good results despite some general industry headwinds,” said Maleh.  “The Litigation business was led by strong contributions from our Intellectual Property, Competition, and Labor & Employment practices, among others. At the same time, demand for our Management Consulting services continued to improve from its slow start at the beginning of the year led by our Marakon practice, which achieved year-over-year growth in the third quarter.”

“Our utilization for the third quarter was 67%; excluding the consultants involved in our workforce reduction, our utilization rate for the third quarter would be 71%,” Maleh said.  “We continue to expect the reduction in consulting positions to reduce net revenue on an annual basis by approximately $8 to $10 million while generating an annualized cost of service savings of approximately $17 million.”

“Also during the quarter and as previously announced, we took significant actions to lower our SG&A expenses,” said Maleh.  “In the third quarter, we reduced our administrative staff, lowered administrative spending on outside contractors and eliminated excess office space.  We continue to expect that the majority of these SG&A actions will be completed by the end of fiscal 2012 and will generate an annualized cost savings of approximately $8 million.”

“Our restructuring activities completed during the third quarter helped to increase our non-GAAP operating margin to 8.1% in the quarter from 5.9% in the second quarter,” Maleh said.

Outlook

“We continue to focus on growing organically, supplemented by new senior hires,” Maleh said. “During the third quarter, we increased our operating margin organically and we made a number of key hires whom we expect will contribute to our growth and profitability going forward. Looking ahead, we remain on track to achieve our established target of double-digit non-GAAP operating margin in the fourth quarter. We also continue to anticipate that once fully completed, the consulting staff reductions, the repositioning of select underperforming practices and the lowering of SG&A costs will, in total, improve our operating profitability by approximately $15 to $17 million on an annualized basis. We believe the steps we have taken better position the Company for long-term profitable growth and enhanced margin performance,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its third-quarter fiscal 2012 financial results. To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast. To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155. Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs and the results of the Company’s

NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for each of the periods presented other than the third quarter of fiscal 2011, the Company has excluded certain restructuring costs, and for each of the periods presented, the Company has excluded NeuCo’s results.

Statements in this press release concerning the future business, operating results, anticipated, expected or intended impact of restructuring actions and key hires, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” “prospects,” “target,” “on track” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors. Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED SEPTEMBER 29, 2012 COMPARED TO THE QUARTER ENDED OCTOBER 1, 2011

(In thousands, except per share data)

	Quarter Ended September 29, 2012							Quarter Ended October 1, 2011
		GAAP	Adjustments to	Adjustments to			Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP		% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(NeuCo) (2)	Results		Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$65,912	100.0%	$—	$1,242	$64,670		100.0%	$71,007	100.0%	$1,619	$69,388	100.0%
Costs of services	46,175	70.1%	3,435	311	42,429		65.6%	46,571	65.6%	288	46,283	66.7%
Gross profit (loss)	19,737	29.9%	(3,435)	931	22,241		34.4%	24,436	34.4%	1,331	23,105	33.3%

Selling, general and administrative expenses	17,227	26.1%	960	709	15,558		24.1%	17,013	24.0%	837	16,176	23.3%
Depreciation and amortization	1,475	2.2%	29	1	1,445		2.2%	1,209	1.7%	5	1,204	1.7%
Income (loss) from operations	1,035	1.6%	(4,424)	221	5,238		8.1%	6,214	8.8%	489	5,725	8.3%

Interest and other income (expense), net	(19)	0.0%	—	(35)	16		0.0%	(256)	-0.4%	(39)	(217)	-0.3%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	1,016	1.5%	(4,424)	186	5,254		8.1%	5,958	8.4%	450	5,508	7.9%
(Provision) benefit for income taxes	(1,722)	-2.6%	825	(43)	(2,504)		-3.9%	(2,060)	-2.9%	148	(2,208)	-3.2%
Net income (loss)	(706)	-1.1%	(3,599)	143	2,750		4.3%	3,898	5.5%	598	3,300	4.8%
Net (income) loss attributable to noncontrolling interest, net of tax	(38)	-0.1%	—	(38)	—		0.0%	(238)	-0.3%	(238)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$(744)	-1.1%	$(3,599)	$105	$2,750		4.3%	$3,660	5.2%	$360	$3,300	4.8%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$(0.07)				$0.27			$0.35			$0.31
Diluted	$(0.07)				$0.27			$0.34			$0.31

Weighted average number of shares outstanding:
Basic	10,084				10,084			10,557			10,557
Diluted	10,084 (3)				10,214	(3)		10,701			10,701

(1) During the fiscal quarter ended September 29, 2012, the Company incurred pre-tax expenses of $4.4 million and related income tax effect of $0.8 million principally associated with restructuring actions announced in the third quarter of fiscal 2012.  These actions included the elimination and restructuring of selected practice areas, and reducing selling, general and administrative costs.  In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3) Approximately 130,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the third quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR TO DATE PERIOD ENDED SEPTEMBER 29, 2012 COMPARED TO THE YEAR TO DATE PERIOD ENDED OCTOBER 1, 2011

(In thousands, except per share data)

	Year To Date Period Ended September 29, 2012						Year To Date Period Ended October 1, 2011
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(NeuCo) (2)	Results	Revenues

Revenues	$202,857	100.0%	$—	$3,914	$198,943	100.0%	$230,255	100.0%	$—	$4,309	$225,946	100.0%
Costs of services	138,110	68.1%	3,435	993	133,682	67.2%	151,862	66.0%	—	1,077	150,785	66.7%
Gross profit (loss)	64,747	31.9%	(3,435)	2,921	65,261	32.8%	78,393	34.0%	—	3,232	75,161	33.3%

Selling, general and administrative expenses	52,018	25.6%	1,731	2,512	47,775	24.0%	53,529	23.2%	1,020	2,966	49,543	21.9%
Depreciation and amortization	5,580	2.8%	1,174	3	4,403	2.2%	3,760	1.6%	—	20	3,740	1.7%
Income (loss) from operations	7,149	3.5%	(6,340)	406	13,083	6.6%	21,104	9.2%	(1,020)	246	21,878	9.7%

Interest and other income (expense), net	(185)	-0.1%	—	(117)	(68)	0.0%	(918)	-0.4%	—	(124)	(794)	-0.4%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	6,964	3.4%	(6,340)	289	13,015	6.5%	20,186	8.8%	(1,020)	122	21,084	9.3%
(Provision) benefit for income taxes	(6,461)	-3.2%	869	(98)	(7,232)	-3.6%	(7,791)	-3.4%	379	34	(8,204)	-3.6%
Net income (loss)	503	0.2%	(5,471)	191	5,783	2.9%	12,395	5.4%	(641)	156	12,880	5.7%
Net (income) loss attributable to noncontrolling interest, net of tax	(9)	0.0%	—	(9)	—	0.0%	7	0.0%	—	7	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$494	0.2%	$(5,471)	$182	$5,783	2.9%	$12,402	5.4%	$(641)	$163	$12,880	5.7%

Net income per share attributable to CRA International, Inc.:
Basic	$0.05				$0.57		$1.17				$1.21
Diluted	$0.05				$0.56		$1.15				$1.20

Weighted average number of shares outstanding:
Basic	10,214				10,214		10,607				10,607
Diluted	10,364				10,364		10,773				10,773

(1) During the year to date period ended September 29, 2012, the Company incurred pre-tax expenses of $6.3 million and related income tax effect of $0.9 million principally associated with restructuring actions announced in the third quarter of fiscal 2012. Of these amounts, $4.4 million of pre-tax expenses and $0.8 million of related income tax effect were in connection with restructuring activities announced during the third quarter of fiscal 2012. These actions included the elimination and restructuring of selected practice areas, and reducing selling, general and administrative costs.  In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations. In the first half of fiscal 2012, the Company also incurred pre-tax expenses of $1.9 million and related income tax effect of $44,000 in connection with the surrender of a portion of the Company’s leased office space in London, England and adjustments related to its leased office space in Houston, TX.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3) During the year to date period ended October 1, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space at its Houston, TX office.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 29,	December 31,
	2012	2011

Assets
Cash and cash equivalents and short-term investments	$42,297	$76,082
Accounts receivable and unbilled, net	83,665	84,720
Other current assets	41,267	29,122
Total current assets	167,229	189,924

Property and equipment, net	18,605	21,611
Goodwill and intangible assets, net	144,385	143,126
Other assets	13,734	17,446
Total assets	$343,953	$372,107

Liabilities and shareholders’ equity
Current liabilities	$62,905	$82,273
Long-term liabilities	15,534	21,427
Total liabilities	78,439	103,700

Total shareholders’ equity	265,514	268,407
Total liabilities and shareholders’ equity	$343,953	$372,107